UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 NW Executive Center Drive
Boca Raton, Florida
(Address of principal executive offices)

33431
(Zip Code)

Registrant's telephone number, including area code: (561)-276-2239

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2026, Celsius Holdings, Inc., a Nevada corporation (“Celsius”), issued an earnings release announcing its financial results for the three-month and nine-month period ended September 30, 2026, and that Celsius' management team will host a webcast that day at 8:00 a.m. Eastern Time to discuss the financial results with the investment community. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 2.02.

The webcast may be accessed at https://ir.celsiusholdingsinc.com beginning 15 minutes before the start time.

Item 7.01 Regulation FD Disclosure.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01. In addition, Celsius is providing a third quarter 2026 investor presentation which may be accessed at https://ir.celsiusholdingsinc.com.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01      Financial Statements and Exhibits.
(d)Exhibits

Exhibit No	Description
99.1	Earnings Press Release, dated November 5, 2026, regarding Celsius’ financial results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: November 5, 2026	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer